UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7078 Shady Oak Road
 Eden Prairie, Minnesota, 55344
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 13, 2024, Katrina Houde, notified SunOpta, Inc. ("SunOpta" or the "Company"), that she intends to resign from her position as a member of the Company's Board of Directors effective September 16, 2024, in order to focus on other opportunities. Ms. Houde's decision to resign was not the result of any disagreement between Ms. Houde and the Company.

On September 16, 2024, David Lemmon was appointed as a director of SunOpta Inc. The Board of Directors also appointed Mr. Lemmon to serve as a member of the Compensation Committee and the Corporate Governance Committee. The number of directors remains fixed at eight directors.

David Lemmon currently serves as the Chief Executive Officer of Hunter Amenities International Ltd., a leading manufacturer and distributor of hotel amenities and accessories. From 2021 to 2022, he was the Chief Executive Officer of Enterra Feed Corporation, a manufacturer of sustainable insect ingredients for the feed industry. Prior to his departure in 2019, Mr. Lemmon spent over 20 years at The J.M. Smucker Company, where he held key leadership roles, including President of Pet Food and Pet Snacks, President of U.S. Away-From-Home, International and Canada, and General Manager of Canada.

Mr. Lemmon holds a Bachelor of Arts degree in Business from Brock University in Ontario.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Jill Barnett

Jill Barnett
Chief Administrative Officer

Date	September 18, 2024